Second Quarter 2017 Earnings Call July 26, 2017

Important Information Forward Looking Statements This presentation contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: the expected revenue synergies and cost savings from the proposed merger with Capstone may not be fully realized or may take longer than anticipated to be realized; the disruption from the proposed Capstone merger with customers, suppliers or employees or other business partners’ relationships; the risk of successful integration of our business with that of Capstone after consummation of the proposed merger; the failure of SmartFinancial’s or Capstone’s shareholders to approve the merger agreement; changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this presentation, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Non-GAAP Measures Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; and (iii) tangible common equity, in its analysis of the company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger and conversion costs, OREO gain and losses, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses, merger and conversion costs, and adjustment for OREO gains and losses from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes total preferred stock, preferred stock paid in capital, goodwill, and other intangible assets. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non- GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. 2

Important Information Important Information for Investors and Shareholders In connection with the proposed merger, SmartFinancial has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus of Capstone Bancshares, Inc. and SmartFinancial. A definitive joint proxy statement/prospectus will be mailed to shareholders of both SmartFinancial and Capstone. Shareholders of SmartFinancial and Capstone are urged to read the joint proxy statement/prospectus and other documents filed with the SEC carefully and in their entirety because they contain important information. Shareholders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by SmartFinancial through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SmartFinancial are also available free of charge on SmartFinancial’s website at www.smartfinancialinc.com or by contacting SmartFinancial’s Investor Relations Department at (423) 385-3009. SmartFinancial, Capstone, their directors and executive officers, and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SmartFinancial is set forth in SmartFinancial’s proxy statement for its 2017 annual shareholders meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. 3

SMBK at-a-glance • Core franchise in East Tennessee – SmartBank founded in 2007 • Corporate Headquarters – Knoxville, Tennessee • 14 Branch Offices located in Knoxville, Pigeon Forge/Gatlinburg and Chattanooga/Cleveland regions in TN with FL offices in Pensacola, Destin and Panama City. • SmartBank $1B+ platform was created through an East TN Merger of Equals completed in 2016. • Business Strategy • Create a valuable Southeastern banking franchise through organic growth in strong markets coupled with an acquisition model positioning our company as a partner of choice for banks our region. • Continually improve earnings and efficiency metrics as we build out our model. • Disciplined growth strategy with a focus on strong credit metrics. • Build a solid franchise in all of our markets focusing on strong core deposit growth. • Create a strong, consistent culture with an environment where top performers want to work. • Notable planned acquisition of Alabama-based company that creates scale in our Southern region and allows leverage to our infrastructure. 4

SmartFinancial Strategic Focus • Core franchise in East Tennessee. • Cleveland branch acquisition fills gap between Knoxville and Chattanooga. • Geography provides multiple opportunities to fill in between Tennessee and Florida. • Strong capital position and management team provide the means to execute. 5

SmartFinancial Strategic Focus 6 2007 20162012 1/8/2007 SmartBank opened first office in Pigeon Forge, Tennessee 2015 8/31/2015 Merger with Cornerstone Bancshares completed, pushing SMBK past $1.0B asset mark 10/19/2012 FDIC-assisted acquisition of GulfSouth Private Bank completed ($159M assets at closure) 12/17/2015 SMBK listed on Nasdaq Capital Market 2/29/2016 Charter combination of SmartBank and Cornerstone Community Bank completed 1/13/2017 Announced lift-out of Cleveland- based banking team 12/9/2016 Announced pending acquisition of Cleveland, TN / Bradley County branch ($32M loans to be acquired) 2017 1/31/2017 $33MM common stock capital raise completed 5/23/2017 SmartFinancial announced definitive agreement with Capstone Bancshares

Second Quarter 2017 Highlights • Net income available to common shareholders of $1.6 million during 2Q17 compared to $0.9 million during 2Q16. • Net operating earnings (Non-GAAP) available to common shareholders of $1.6 increased over 170% year over year. • Gross loan growth of $58 million for the quarter included over $35 million in organic growth. • Closed acquisition of Cleveland, Tennessee, branch with book value of over $24 million in both loans and deposits with about $1 million of intangible assets. • Increased net interest margin, taxable equivalent, during the quarter to 4.15 percent. • Asset quality outstanding with nonperforming assets to total assets of just 0.31%. 7

Summary Results 0.00% 0.20% 0.40% 0.60% 0.80% ROAA 3.70% 3.75% 3.80% 3.85% 3.90% Net interest income / average assets 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% Noninterest income / average assets 2.80% 3.00% 3.20% 3.40% 3.60% Noninterest expense / average assets 8

Earnings Profile – Second Quarter 2017 • Net income increased 38% year over year. • Net interest income up over 7% year over year primarily due to average loan balances that were up 11%. • Provision up due to loan growth. • Increases non-interest income compared to prior periods primarily due to gains from higher sales volumes of SBA and mortgage loans. 2Q17 1Q17 2Q16 Total interest income 11,517$ 10,949$ 10,669$ Total interest expense 1,269 1,129 1,057 Net interest income 10,249 9,820 9,612 Provision for loan losses 298 12 218 Net interest income after provision for loan losses 9,951 9,808 9,394 Total noninterest income 1,253 927 961 Total noninterest expense 8,829 8,145 8,472 Earnings before income taxes 2,374 2,590 1,883 Income tax expense 726 946 691 Net income 1,648 1,644 1,192 Dividends on preferred stock — 195 270 Net income available to common shareholders 1,648$ 1,449$ 922$ Net income per common share Basic 0.20$ 0.19$ 0.16$ Diluted 0.20 0.19 0.15 9

Net Interest Income • Net interest margin, taxable equivalent, increased quarter to quarter due to higher loan balances and higher yields on securities, and reductions in FHLB advances and other borrowings. • Compared to a year ago earning asset yields are up 4bps while cost of interest bearing liabilities are up 9bps. 2Q17 1Q17 2Q16 Loans 5.17% 5.11% 5.32% Investment securities and interest-bearing due from banks 2.04% 1.70% 1.59% Federal funds and other 1.69% 4.47% 3.51% Earning Asset Yields 4.66% 4.54% 4.62% Total interest-bearing deposits 0.65% 0.60% 0.56% Securities sold under agreement to repurchase 0.32% 0.35% 0.30% Federal Home Loan Bank advances and other borrowings 1.27% 0.82% 1.03% Total interest-bearing liabilities 0.65% 0.60% 0.56% Net interest margin 4.15% 4.07% 4.16% Cost of Funds 0.54% 0.49% 0.46% Average Yields and Rates 3.50% 3.75% 4.00% 4.25% 2Q16 3Q16 4Q16 1Q17 2Q17 Net Interest Margin Net interest margin, TEY Net interest margin, TEY- ex purchase acct. adj 2Q17 1Q17 2Q16 Net intere t income 10,249$ 9,820$ 9,612$ Average Earning Assets 992,133 979,535 928,670 10

Noninterest Income • 2Q17 Noninterest income was all core, undistorted by gains on securities or gains on the sale of foreclosed assets. • Quarterly recurring core noninterest income of service charges, gains on the sale of loans, and other noninterest income has trended higher over the last four quarters from approximately $866 thousand in 2Q16 over $1.2 million in 2Q17. $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 2Q16 3Q16 4Q16 1Q17 2Q17 Noninterest Income Gain (loss) on sale of foreclosed assets Gain on securites Other non-interest income Gain on sale of loans and other assets Service charges on deposit accounts Core Recurring Trend 11

Noninterest Expense • After holding steady around $8.1 million a quarter increased to $8.8 million primarily due to merger expenses. • Efficiency ratio is down over 3 percentage points from 80.1% to 76.8% compared to last year, even including the merger expenses for the quarter. • Operating efficiency ratio (Non-GAAP), which excludes non-core results, is down over 6 percentage points compared to last year. $0 $2,000,000 $4,000,000 $6,000,000 $8,000,000 $10,000,000 2Q16 3Q16 4Q16 1Q17 2Q17 Noninterest Expense & Efficiency Other Amortization of Intangibles Data Processing Occupancy Salaries & Benefits 12

Balance Sheet

	2Q17	1Q17	2Q16
Cash & cash equivalents	$ 82,835	$ 55,548	$ 71,737
Securities available for sale	132,762	137,133	142,875
Other investments	6,081	5,628	4,451
Total loans	865,421	807,539	773,396
Allowance for loan losses	(5,498)	(5,152)	(4,720)
Premises and equipment	33,765	30,802	25,844
Foreclosed assets	2,369	2,371	4,936
Goodwill and other intangibles	7,492	6,583	6,755
Other assets	20,209	10,634	9,524
Total assets	$ 1,145,435	$ 1,051,086	$ 1,034,798
Noninterest demand	$ 183,324	$ 160,673	$ 145,864
Interest-bearing demand	156,150	167,433	153,166
Money market and savings	324,014	274,993	258,281
Time deposits	318,147	286,600	331,438
Total deposits	981,635	889,699	888,749
Repurchase agreements	22,946	23,153	26,883
FHLB & other borrowings	—	60	10,091
Other liabilities	6,119	5,622	6,011
Total liabilities	$ 1,010,701	$ 918,535	$ 931,734
Total shareholders' equity	$ 134,734	$ 132,551	$ 103,064
Total liabilities & shareholders' equity	$ 1,145,435	$ 1,051,086	$ 1,034,798

- Cash & cash equivalents built up slightly as securities purchases were scaled back due to lower investment rates.
- Loans increased $58 million with organic growth contributing about $35 million and the Cleveland acquisition the remainder.
- Broad based deposit growth led by money market and savings accounts followed by time deposits and noninterest demand deposits.
- No borrowings at quarter end.
- Compared to the prior year average interest earning assets to average interest-earning liabilities increased from 123.1% to 126.3%.

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SmartFinancial, Inc.

Loan Portfolio • Loan growth of over $90 million year over year, about 12%. • Growth over the last year has been broad based with increases in C&I, CRE, and Consumer RE. • The bank’s Commercial Real Estate 100 & 300 ratios dropped even further. $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 2Q16 3Q16 4Q16 1Q17 2Q17 Portfolio Composition Other Consumer RE CRE, non-owner occupied CRE, owner occupied C&D C&I 14

Asset Quality • Excellent asset quality with nonperforming assets at just 0.31% of total assets. • Nonperforming assets down over 50% year over year. • Purchase accounting discounts are significantly higher than ALLL. 0.00% 0.20% 0.40% 0.60% 0.80% $0 $2,000 $4,000 $6,000 $8,000 2Q16 3Q16 4Q16 1Q17 2Q17 Nonperforming Assets Foreclosed assets Nonperforming loans Nonperforming assets to total assets 15 0.50% 0.55% 0.60% 0.65% 0.70% 0.75% $0 $4,000 $8,000 $12,000 2Q16 3Q16 4Q16 1Q17 2Q17 Loan Discounts Allowance for loan losses (GAAP) Net acquisition accounting fair value discounts to loans Allowance for loan losses to loans

Deposits • Well diversified deposit mix with growth of money market, savings, and noninterest demand replacing mostly wholesale time deposits. • After keeping cost of funds steady for three quarters cost of funds starting to creep up driven by isolated money market accounts and floating rate municipal demand deposit accounts. 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 2Q16 3Q16 4Q16 1Q17 2Q17 Deposit Composition Time deposits Money market and savings Interest-bearing demand Noninterest demand Cost of Funds Fed Funds Target 16

Capstone Summary Transaction Terms 17 Acquiror: SmartFinancial, Inc. Target: Tuscaloosa, AL based Capstone Bancshares, Inc. Transaction Value(1): $84.8 million Consideration Mix: Approximately $69.0 million in stock(1) (2,899,107 SMBK shares issued) and $15.8 million in cash Valuation Multiples(1)(2): 159% of Tangible Book Value 22.0x LTM Earnings New Board Seats: 2 (Steven B. Tucker and J. Beau Wicks) Required Approvals: Customary regulatory approvals, SmartFinancial shareholders and Capstone shareholders Expected Closing: Q4 2017 Transaction Terms (1) Based on 4,263,393 Capstone shares, 262,324 Capstone options (weighted average strike price of $10.00), and SMBK’s closing price of $22.70 on May 19, 2017 (2) Based on Capstone Bancshares, Inc. financials as of March 31, 2017

Deal Assumptions and Impact 18 Cost Savings: 25%, with 85% phased-in in 2018 and 100% thereafter Merger Related Expenses: $5.0 million after-tax Significant Purch. Acct. Mark: $9.3 million loan credit mark down $2.3 million loan fair value adjustment Core Deposit Intangible: $4.2 million Earnings Accretion: +25% in each of the first two years (excl. merger charges) TBV Dilution: ~7.5%, earned back over ~3 years (crossover) Deal Assumptions Estimated Financial Impact

Pro Forma Branch Map 19 SMBK (14) Capstone (8) • Capstone brings the vibrant Tuscaloosa market to complement existing Tennessee and Florida markets. • Capstone’s CEO, Robert Kuhn, will be the Regional President for Alabama and the Florida Panhandle which will enhance SmartBank’s geographic profile. • Pro forma footprint allows for additional opportunities for market expansion.

Tuscaloosa Market Highlights 20 Tuscaloosa Market Overview Companies with Presence in Western Alabama SMBK Chairman Miller Welborn was raised in Tuscaloosa and has strong ties to the area Tuscaloosa, AL is home to the flagship campus of the University of Alabama, one of the largest universities in the country • Over 37,000 students In 1993, Mercedes-Benz selected Tuscaloosa as the headquarters for its U.S.-based manufacturing operations • Located approximately 20 miles from downtown Tuscaloosa • ~3,600 employees DCH Regional Medical center opened in Tuscaloosa in 1923 and today serves as one of West Alabama’s premier hospitals • +500 bed facility • Over 3,600 employees

21 SmartBank Named Top Workplace

Conclusions • Second quarter net income increased 38% compared to a year ago. • Third and fourth quarter forecast: • Loan growth driven by: Robust pipeline, New production personnel, Over $128 million in unfunded commitments. • Merger expenses estimated at $0.3 million a quarter. • Lower effective tax rate should mostly offset merger expenses. • Improved loan mix with less CRE which will allow continued growth. • SMBK continues focus on long-term shareholder value by: • Building the foundation for organic growth and profitability • Exploring expansion to strategic markets • Q&A 22

Non-GAAP Reconciliations 2Q16 3Q16 4Q16 1Q17 2Q17 Net interest income -ex purchase acct. adj. Net interest income (GAAP) 9,612$ 9,665$ 9,856$ 9,820$ 10,248$ Taxable equivalent adjustment (463) (34) (177) 58 21 net interest income TEY 9,149 9,631 $9,679 9,878 10,269 purchase accounting adjustments (597) (450) (430) (540) (696) Net interest income -ex purchase acct. adj. 8,552$ 9,181$ 9,249$ 9,338$ 9,573$ Loan Discount Data Allowance for loan losses (GAAP) 4,720$ 4,964$ 5,105$ 5,152$ 5,498$ Net acqui ition accounting fair value discounts to loans 11,053 10,742 10,271 9,831 9,086 Tangible Common Equity Shareholders' equity (GAAP) 103,064$ 105,170$ 105,240$ 132,551$ 134,734$ Less preferred stock & preferred stock paid in capital 12,000 12,000 12,000 — — Less goodwill and other intangible assets 6,754 6,675 6,636 6,583 7,492 Tangible common equity (Non-GAAP) 84,310$ 86,495$ 86,604$ 125,968$ 127,242$ 23

Non-GAAP Reconciliations

	2Q16	3Q16	4Q16	1Q17	2Q17
Operating Earnings					
Net income (loss) (GAAP)	$ 1,192	$ 1,611	$ 1,647	$ 1,644	$ 1,648
Purchased loan accounting adjustments	(597)	(450)	(430)	(540)	(696)
Securities (gains) losses	(98)	(18)	—	—	—
Merger and conversion costs	153	—	—	—	420
Foreclosed assets (gains) losses	4	(130)	(6)	15	—
Income tax effect of adjustments	206	229	167	201	265
Net operating earnings (Non-GAAP)	860	1,242	1,378	1,320	1,637
Dividends on preferred stock	(270)	(270)	(270)	(195)	—
Net operating earnings available to common shareholders (Non-GAAP)	$ 590	$ 972	$ 1,108	$ 1,125	$ 1,637
Net operating earnings per common share:					
Basic	$ 0.11	$ 0.19	$ 0.24	$ 0.15	$ 0.20
Diluted	0.10	0.19	0.23	0.15	0.20
Operating Efficiency Ratio					
Efficiency ratio (GAAP)	80.13%	74.06%	74.29%	75.79%	76.77%
Adjustment for amortization of intangibles	-1.10%	-0.99%	-0.49%	-0.65%	-0.69%
Adjustment for taxable equivalent yields	-0.16%	-0.18%	-0.26%	-0.25%	-0.22%
Adjustment for purchased loan accounting adjustments1	7.05%	5.59%	5.36%	6.63%	7.88%
Adjustment for securities (gains) losses	1.16%	0.23%	—%	—%	—%
Adjustment for merger and conversion costs	-1.81%	—%	—%	—%	-4.76%
Adjustment for OREO (gains) losses	-0.05%	1.62%	0.08%	-0.18%	—%
Operating efficiency ratio (Non-GAAP)	85.22%	80.33%	78.98%	81.34%	78.98%

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SmartFinancial, Inc.

Second Quarter 2017 25 Supplemental Information

Loan & Deposit Composition 2Q17 C&I 12% C&D 12% CRE, owner occupied 24% CRE, non- owner occupied 27% Consumer RE 24% Other 1% Loans Noninteres t demand 19% Interest- bearing demand 16% Money market and savings 33% Time deposits 32% Deposits 26

Loan Composition History

	2Q17	1Q17	4Q16	3Q16	2Q16
Gross Loans					
C&I	$ 105,129	$ 90,649	$ 85,696	$ 83,471	$ 87,253
C&D	101,151	115,675	117,748	128,727	115,385
CRE, owner occupied	211,469	197,032	181,840	172,397	177,052
CRE, non-owner occupied	233,707	210,901	233,021	222,592	212,315
Consumer RE	206,667	186,344	187,557	182,952	174,013
Other	7,298	6,938	7,515	7,263	7,377
Total Loans, gross	$ 865,421	$ 807,539	$ 813,377	$ 797,402	$ 773,395

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SmartFinancial, Inc.

Deposit Composition History 2Q17 1Q17 4Q16 3Q16 2Q16 Deposits Noninterest demand 183,324$ 160,673$ 153,483$ 145,509$ 145,864$ Interest-bearing demand 156,150 167,433 162,702 152,216 153,166 Money market and savings 324,014 274,993 274,605 271,259 258,281 Time deposits 318,147 286,600 316,275 291,858 331,438 Total Deposits 981,635$ 889,699$ 907,065$ 860,842$ 888,749$ 28

CRE Ratios • Declining trend in CRE ratios has been a result of targeted focus by lending teams across Bank’s geography to primarily prospect opportunities within the owner occupied CRE and Commercial and Industrial portfolio segments. • This strategy was implemented to further diversify the bank’s loan portfolio by reducing existing concentrations within the CRE segment. 50.00% 75.00% 100.00% 125.00% 150.00% Q4 2 0 1 4 Q1 2 0 1 5 Q2 2 0 1 5 Q3 2 0 1 5 Q4 2 0 1 5 Q1 2 0 1 6 Q2 2 0 1 6 Q3 2 0 1 6 Q4 2 0 1 6 Q1 2 0 1 7 Q2 2 0 1 7 100 Ratio 29 200.00% 250.00% 300.00% 350.00% 400.00% Q4 2 0 1 4 Q1 2 0 1 5 Q2 2 0 1 5 Q3 2 0 1 5 Q4 2 0 1 5 Q1 2 0 1 6 Q2 2 0 1 6 Q3 2 0 1 6 Q4 2 0 1 6 Q1 2 0 1 7 Q2 2 0 1 7 300 Ratio

Management Team 30 Billy Carroll President & CEO Miller Welborn Chairman of the Board C. Bryan Johnson Chief Financial Officer Rhett Jordan Chief Credit Officer Gary Petty Chief Risk Officer Greg Davis Chief Lending Officer